SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

V. I. TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On November 4, 2004, V.I. Technologies, Inc. (the “Company”) received notice from the Nasdaq Stock Market, Inc. that the Company does not comply with the $10,000,000 minimum stockholders’ equity requirement for continued listing on the Nasdaq National Market set forth in Nasdaq Marketplace Rule 4450(a)(3). Nasdaq noted that it is reviewing the Company’s eligibility for continued listing on The Nasdaq National Market and, to facilitate this review, has requested that the Company provide Nasdaq, by November 19, 2004, with its plan to achieve and sustain compliance with all listing requirements. If, after the conclusion of its review, Nasdaq determines that the Company has not presented a definitive plan to achieve and sustain compliance, it will provide written notification that the Company’s securities will be delisted. If the Company were to receive such a written notification, it would appeal the decision to a Nasdaq Listing Qualifications Panel. The Company is currently evaluating its options with respect to its response to the notice.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

99.1	Press Release of V.I. Technologies, Inc. dated November 10, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V. I. TECHNOLOGIES, INC.

Dated: November 10, 2004	By:	/s/ Thomas T. Higgins
Thomas T. Higgins, Chief Financial Officer and Executive Vice President, Operations

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of V.I. Technologies, Inc. dated November 10, 2004.